EXHIBIT 3 (ii)

RESTATED

BY-LAWS

of

COMPUTER TASK GROUP, INCORPORATED

(Last amended—9/13/2007)

ARTICLE I

Shareholders’ Action

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal business office of the Corporation or at such other place as the Board of Directors shall determine at 2:00 o’clock P.M. on the last Wednesday of April in each year. If in any year that day is legal holiday, the meeting shall be held at the same hour on the next day following that is not a Saturday, Sunday or legal holiday.

Section 2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders for any purpose or purposes may be called only by, and shall be held at such place, date and hour as shall be designated by, (i) the Chairman of the Board, (ii) the President or (iii) the Board of Directors.

Section 3. Order of Business and Procedure.

A. Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation not later than 60 days in advance of the Originally Scheduled Date (as defined below) of such meeting; provided, however, that if such annual meeting of shareholders is held on a date earlier than the last Wednesday in April, such written notice must be so given and received not later than the close of business on the tenth day following the date of the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the Originally Scheduled Date of the annual meeting. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (b) the name and address of the shareholder proposing such business, (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (d) any material interest of any shareholder in such business. No business shall be conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedure. For purposes of these By-laws, the “Originally Scheduled Date” of any meeting of shareholders shall be the date such meeting is scheduled to occur in the notice of such meeting first given to shareholders regardless of whether such meeting is continued or adjourned and regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

(B) Special Meetings. At a special meeting of the shareholders, only such business as is specified in the notice of such special meeting shall come before such meeting.

(C) Other Procedural Matters. All other matters of procedure at every meeting of shareholders may be determined by the chairman of the meeting.

Section 4. Quorum. At every meeting of the shareholders, except as otherwise provided by law or these By-laws, a quorum must be present for the transaction of business and a quorum shall consist of the holders of record of not less than one-third of the outstanding shares of the Corporation entitled to vote, present either in person or by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Section 5. Adjournments. The shareholders entitled to vote who are present in person or by proxy at any meeting of shareholders, whether or not they constitute a quorum, shall have power by a majority vote to adjourn the meeting from time to time. Subject to any notice required by law, at any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted on the original date of the meeting.

Section 6. Voting; Proxies. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each holder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of shareholders of such number of votes, if any, for each share of such stock as may be fixed pursuant to resolutions adopted by the Board pursuant to Article 4 of the Certificate of Incorporation and each holder of record of Common Stock shall be entitled at each meeting of shareholders to one vote for each share of such stock, in each case registered in such holder’s name on the books of the Corporation on the record date designated by the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all questions that shall come before a meeting of shareholders shall be decided by a majority of the votes cast. A shareholder may vote either in person or by written proxy signed by such shareholder or such shareholder’s attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it or his personal representatives, unless it is entitled “irrevocable proxy,” in which event its revocability shall be determined by the law of the State of New York in effect at the time.

Section 7. Inspectors of Elections. Two inspectors of election, neither of whom shall be a candidate for the office of director if directors are to be elected at such meeting, may be appointed by the Board of Directors in advance of any meeting of shareholders or by the person presiding at such meeting, and shall be appointed by the person presiding if such appointment is requested by a shareholder present at such meeting and entitled to vote thereat. Such inspectors shall serve at such meeting and any adjournments thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Section 8. Shareholders’ List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 9. Action Without a Meeting. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

Notice of Meetings

Section 1. Shareholders’ Meetings. Written notice of every meeting of shareholders shall be given in the manner required by law not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder of record entitled to vote at the meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. The notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling statutory procedural requirements to receive payment for their shares, the notice of meeting shall include a statement of that purpose and to that effect, specifically designating the applicable statutory provisions.

Section 2. Board Meetings. Written notice of each special meeting of the Board of Directors, stating the place, date and hour thereof, shall be given by the President, the Secretary or an Assistant Secretary, or by any member to each other member, not less than three (3) days before the meeting by mailing the same to each member at his residence or usual place of business, or not less than two (2) days before the meeting by delivering the same to each member personally or by telegraphing or delivering the same to his residence or usual place of business. Like notice of each regular meeting of the Board of Directors shall be given unless the Board by resolution has fixed the place, date and hour thereof and declared that notice thereof shall not be required. Notwithstanding the foregoing, the first meeting of a newly elected Board of Directors may be held without notice immediately after the annual meeting of shareholders, if a quorum of the Board is present.

Section 3. Committee Meetings. Unless the Board otherwise directs, notice requirements for meetings of committees of the Board shall be the same as notice requirements for meetings of the Board itself.

Section 4. Waiver of Notice. Notice of a shareholders’ meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Notice of a meeting of the Board of Directors or a committee thereof need not be given to any director who submits a signed waiver of notice, whether before or after the meeting. The attendance of any shareholder at a shareholders’ meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, and the attendance of any director at a meeting of the Board or a committee thereof without protesting prior thereto or at its commencement the lack of notice to him, shall constitute a waiver of notice by him.

ARTICLE III

Directors

Section 1. Number, Qualification and Election. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, the number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board. The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into two classes as nearly equal in number as possible (but with not less than three directors in each class or such lesser number as may be permitted by law), as determined by the Board, one class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987 and another class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the second year following the year of their election.

Notwithstanding the immediately preceding paragraph, in the event that the number of directors of the Corporation (i) shall be fixed at nine or a greater number or (ii) shall be fixed at a number that would, under law, permit the directors to be divided into three classes, then, at the next succeeding annual meeting of the shareholders of the Corporation (the “Three-Class Annual Meeting”), the directors, other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, as nearly equal in number as possible (but with no less than three directors in each class or such lesser number as may be permitted by law) as shall be provided in or pursuant to the By-laws of the Corporation. At the Three-Class Annual Meeting, one class shall be originally elected for a term expiring at the second succeeding annual meeting and another class shall be originally elected for a term expiring at the third succeeding annual meeting. The class of directors whose term, pursuant to the immediately preceding paragraph, would not have expired until the annual meeting next succeeding the Three-Class Annual Meeting shall complete the term for which such class was originally elected. At each annual meeting of the shareholders subsequent to the Three-Class Annual Meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring in the third year following the year of their election.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director or cause, directly or indirectly, a decrease in the number of classes of directors, except as required by law. All the directors shall be at least 21 years of age.

Section 2. Notification of Nominations. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 2. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of the Originally Scheduled Date of such meeting (provided that if such annual meeting of shareholders is held on a date earlier than the last Wednesday in April, such written notice must be given and received not later than the close of business on the tenth day following the date of the first public disclosure (which may be by a public filing by the Corporation with the Securities and Exchange Commission) of the Originally Scheduled Date of the date of the annual meeting), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Resignation. Any director of the Corporation may resign at any time by giving his resignation to any officer of the Corporation. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 4. Removal. Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office (i) without cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class, (ii) for cause by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock or (iii) for cause by the affirmative vote of a majority of the entire Board of Directors. For purposes of this Section 4, “cause” shall mean the willful and continuous failure of a director substantially to perform such director’s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

Section 5. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the vote of the Board of Directors; provided, that, if the number of directors then in office is less than a quorum, such newly-created directorships and vacancies shall be filled by the vote of a majority of the remaining directors then in office. Any director elected in accordance with the preceding sentence of this paragraph shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified.

Section 6. Compensation. No director as such shall receive any compensation, either by way of salary, fees for attendance at meetings, or otherwise, or shall be reimbursed for his expenses, except pursuant to authorization of the Board of Directors. This section shall not preclude any director from serving the Corporation in any other capacity or from receiving compensation for such services and reimbursement for his related expenses.

Section 7. Meetings. Meetings of the Board of Directors shall be held at such times and at such places as may be determined by action of the Board of Directors or, in the absence of such action, by a majority of the entire Board then in office or by the President, or in his absence any Vice President, pursuant to such notice as is required by Article II of these By-laws.

Section 8. Quorum. At all meetings of the Board of Directors, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a quorum shall be required for the transaction of business and shall consist of not less than one-half of the entire Board, and the vote of a majority of the directors present shall decide any question that may come before the meeting. A majority of the directors present at any meeting, although less than a quorum, may adjourn the same from time to time, without notice other than announcement at the meeting.

Section 9. Procedure. The order of business and all other matters of procedure at every meeting of directors may be determined by the presiding officer.

Section 10. Committees of the Board. The Board of Directors, by resolution or resolutions adopted by a majority of the entire Board, may designate from among its members one or more committees, including an executive committee, each consisting of two or more directors, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board, except insofar as its exercise of such authority may be inconsistent with any provision of law, the Certificate of Incorporation or these By-laws. The Board may designate one or more directors as alternate members of a committee, who may replace any absent member or members at any meeting of such committee. The committees shall keep regular minutes of their proceedings and make the same available to the Board upon request.

Section 11. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 12. Presence at Meeting by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1. Offices; Term of Office. The Board of Directors shall annually, at the first meeting of the Board after the annual meeting of shareholders, appoint or elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may from time to time elect or appoint such additional officers as it may determine. Such additional officers shall have such authority and perform such duties as the Board of Directors may from time to time prescribe.

The Chairman of the Board, the President, each Vice President, the Secretary, and the Treasurer shall, unless otherwise determined by the Board of Directors, hold office until the first meeting of the Board following the next annual meeting of shareholders and until their successors have been elected or appointed and qualified. Each additional officer appointed or elected by the Board of Directors shall hold office for such term as shall be determined from time to time by the Board of Directors and until his successor has been elected or appointed and qualified. Any officer, however, may be removed or have his authority suspended by the Board of Directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the Board of Directors shall have the power to fill such vacancy.

Section 2. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall have the general powers and duties of supervision and management of the Corporation. He shall preside at all meetings of shareholders and of the Board of Directors and shall be entitled to vote upon all questions.

Section 3. The President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. Subject only to the direction of the Board of Directors and Chairman of the Board, he shall have the general powers and duties of supervision and management of the Corporation, and shall perform all such other duties as are properly required of him by the Board of Directors.

Section 4. The Vice Presidents. The Vice Presidents may be designated by such title or titles as the Board of Directors may determine, and each Vice President in such order of seniority as may be determined by the Board shall, in the absence or at the request of the President, perform the duties and exercise the powers of the President. The Vice Presidents also shall have such powers and perform such duties as usually pertain to their office or as are properly delegated or assigned to them by the Board of Directors.

Section 5. The Secretary. The Secretary shall issue notices of meetings of shareholders and of directors when such notices are required by law or these By-laws. He shall attend all meetings of the shareholders and of the Board of Directors and keep the minutes thereof. He shall affix the corporate seal to such instruments as require the seal, and shall perform such other duties as usually pertain to his office or as are properly assigned to him by the Board of Directors.

Section 6. The Treasurer. The Treasurer shall have the care and custody of all monies and securities of the Corporation. He shall cause to be entered in records of the Corporation to be kept for that purpose full and accurate accounts of all monies received by him and paid by him on account of the Corporation. He shall make and sign such reports, statements and documents as may be required of him by the Board of Directors or by the laws of the United States, the State of New York or any other state or country, and shall perform such other duties as usually pertain to his office or as are properly assigned to him by the Board of Directors.

Section 7. Temporary Transfer of Powers and Duties. In case of the absence or illness of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate and assign, for the time being, the powers and duties of any officer to any other officer or to any director.

Section 8. Compensation. The compensation of all officers shall be fixed by the Board of Directors or a committee thereof. The compensation of other employees shall be fixed by the President or other officers or employees, subject to any limitations prescribed by the Board of Directors or a committee thereof.

ARTICLE V

Indemnification of Directors and Officers

Section 1. Right of Indemnification. Each director and officer of the corporation, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by the corporation for the defense of, or in connection with, civil or criminal actions or proceedings, or appeals therein, in accordance with and to the fullest extent permitted by law.

Section 2. Other Rights of Indemnification. The right of indemnification herein provided shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled and specifically, without limiting the generality of the foregoing, shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his favor, against the corporation or otherwise, his costs and expenses incurred therein or in connection therewith or any part thereof.

ARTICLE VI

Shares

Section 1. Certificated Or Uncertificated Shares. The shares of the Corporation may be represented by certificates or they may be uncertificated shares. Unless otherwise provided by the articles of incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of the Corporation’s shares shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 2. Certificated Shares — Signatures. If shares of the Corporation are represented by certificates, the certificates shall be signed by the Chairman or a vice-chairman of the Board or the President or a vice-president and the Secretary or an assistant secretary or the Treasurer or an assistant treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if : (1) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, or (2) the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold his or her office before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she held the office at the date of issue.

Section 3. Certificated Shares — Required Statements. If shares of the Corporation are represented by certificates, each certificate representing shares shall state upon its face: (1) the Corporation is formed under the laws of New York; (2) the name of the person or persons to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, which the certificate represents. If the Corporation is authorized to issue more than one class of shares, then any certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of each class authorized to be issued and, if the Corporation is authorized to issue preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Section 4. Uncertificated Shares — Required Notices. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates under Section 3 of this Article. Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 5. Transfer of Shares.

(a) If shares of the Corporation are represented by certificates, the shares shall be transferable on the records of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed.

(b) Whether shares of the Corporation are represented by certificates or are uncertificated, the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and accordingly not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

(c) The Board of Directors, to the extent permitted by law, shall have the power to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares and may appoint one or more transfer agents and registrars of the shares of the Corporation.

Section 6. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held.

ARTICLE VII

Miscellaneous

Section 1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation and the year of its Incorporation thereon, and such seal as impressed on the margin hereof is hereby adopted as the corporate seal of the Corporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise provided by the Board of Directors.

Section 3. Amendments. Any By-laws may be adopted, repealed, altered or amended by the Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting, and provided further that any amendment to the By-laws increasing or decreasing the number of directors of the Corporation shall require the affirmative vote of a majority of the entire Board of Directors. The shareholders of the Corporation shall have the power to adopt, amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate of Incorporation of the Corporation.